The Chefs’ Warehouse, Inc. 10-K

Exhibit 10.25

THE CHEFS’ WAREHOUSE, INC.

PERFORMANCE RESTRICTED SHARE AWARD AGREEMENT

(Officers and Employees)

THIS PERFORMANCE RESTRICTED SHARE AWARD AGREEMENT (this “Agreement”) is made and entered into as of the             day of             , 20            (the “Grant Date”), between The Chefs’ Warehouse, Inc., a Delaware corporation (together with its Subsidiaries, the “Company”), and             , (the “Grantee”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in The Chefs’ Warehouse, Inc. 2011 Omnibus Equity Incentive Plan (the “Plan”).

WHEREAS, the Company has adopted the Plan, which permits the issuance of restricted shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) as a Performance Award under the Plan; and

WHEREAS, pursuant to the Plan, the Committee responsible for administering the Plan has granted a Performance Award of restricted shares to the Grantee as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

Grant of Performance Shares.

(a)

The Company hereby grants to the Grantee an award (the “Award”) with respect to a maximum of             shares of Common Stock of the Company on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Common Stock of the Company subject to the Award is referred to as the “Shares” or “Performance Shares.”

(b)

The Grantee’s rights with respect to the Award shall remain forfeitable at all times prior to the dates on which the Performance Shares shall vest in accordance with Sections 2 and 3 hereof.

(c)

The target Performance Shares under this Award is Performance Shares (the “Target Performance Shares”). For purposes of this Agreement, the term “Performance Period” shall mean the fiscal year of the Company ending.

2.

Terms and Rights as a Stockholder.

(a)

Except as otherwise provided herein, provided that the Grantee provides continuous service to the Company through the applicable vesting date, and further provided that the additional conditions and performance criteria set forth in Exhibit A hereto have been satisfied, the Performance Shares shall vest in accordance with the following schedule:

Percentage of Shares	Vesting Date
[ ] %	[DATE]
[ ] %	[DATE]
[ ] %	[DATE]
[ ] %	[DATE]

The period over which the Performance Shares vests in accordance with the preceding schedule is referred to as the “Vesting Period.”

The number of Performance Shares originally subject to this Award that do not vest, if any, in accordance with this Section 2(a) shall be forfeited immediately by the Grantee upon the determination of the Committee that the necessary performance criteria have not been met.

(b)

The Grantee shall have all rights of a stockholder with respect to the Performance Shares, including the right to receive dividends and the right to vote such Performance Shares, subject to the following restrictions:

(i)

the Grantee shall not be entitled to the removal of the restricted legends or restricted account notices or to delivery of the stock certificate (if any) for any Shares until the Committee has determined that such Shares shall have vested pursuant to the terms of this Agreement and the fulfillment of any other restrictive conditions set forth herein;

(ii)

none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of until the Committee has determined that such Shares shall have vested pursuant to the terms of this Agreement and until the fulfillment of any other restrictive conditions set forth herein;

(iii)

except as otherwise provided herein or determined by the Committee at or after the grant of the Award hereunder, unless the Grantee remains in the continuous employment (or other service-providing capacity) of the Company for the entire Vesting Period applicable to a portion of the Performance Shares, the Performance Shares related to such Vesting Period shall be forfeited, and all rights of the Grantee to such Shares shall terminate, without further obligation on the part of the Company, as of the effective date of Grantee’s termination of employment; and

(iv)

any dividends otherwise payable on Performance Shares shall not be paid to the Grantee at the time such dividends are paid to the holders of Common Stock generally, but shall be paid to Grantee within fifteen days of the Committee’s determination of the number of Performance Shares that become vested pursuant to the terms of Section 2(a) of this Agreement; provided, that any dividends otherwise payable with respect to Performance Shares that are forfeited pursuant to Section 2(a) shall not be paid.

(c)

Notwithstanding the foregoing, the Performance Shares awarded hereunder shall automatically vest (provided, that such Shares have not previously been forfeited) upon the termination of the Grantee’s employment from the Company which results from the Grantee’s death or Disability.

(d)

In the event of a Change in Control, (i) if the Change in Control occurs during the Performance Period, the necessary performance criteria shall be deemed satisfied as to the Target Performance Shares and the Vesting Period shall automatically terminate as to the Target Performance Shares immediately prior to the Change in Control, and (ii) if the Change in Control occurs after the Performance Period, the Vesting Period shall automatically terminate immediately prior to the Change in Control as to the Performance Shares for which the necessary performance criteria has been satisfied; provided in each case, that if this Award is assumed in the Change in Control transaction under the terms set forth in Section 13.3 of the Plan, the Vesting Period shall run according to the schedule set forth in Section 2(a) hereof except that in the event of the termination of the Grantee’s employment following a Change in Control, if the Grantee’s employment with the Company (or its successor) is terminated by (A) the Grantee for Good Reason, or (B) the Company for any reason other than for “Cause” (as “Cause” is defined in the Plan, unless otherwise defined in an applicable service agreement), the Vesting Period shall terminate with respect to 100% of the Shares.

Any shares of Common stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares shall be subject to the same restrictions, terms and conditions as such Shares.

3.

Termination of Restrictions. Following the termination of the Vesting Period, and provided that all other restrictive conditions set forth herein have been met, all restrictions set forth in this Agreement or in the Plan relating to such portion or all, as applicable, of the Performance Shares that the Committee determines shall vest shall lapse as to such portion of the Performance Shares, and a stock certificate for the appropriate number of shares of Common Stock, free of the restrictions and restrictive stock legend, shall, upon request, be delivered to the Grantee or Grantee’s beneficiary or estate, as the case may be, pursuant to the terms of this Agreement (or, in the case of book-entry shares, such restrictions and restricted stock legend shall be removed from the confirmation and account statements delivered to the Grantee in book-entry form).

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4.

Delivery of Shares.

(a)

As of the date hereof, certificates representing the Shares may be registered in the name of the Grantee and held by the Company or transferred to a custodian appointed by the Company for the account of the Grantee subject to the terms and conditions of the Plan and shall remain in the custody of the Company or such custodian until their delivery to the Grantee or Grantee’s beneficiary or estate as set forth in Sections 4(b) and (c) hereof or their forfeiture or reversion to the Company as set forth in Section 2(b) hereof. The Committee may, in its discretion, provide that the Grantee’s ownership of Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in accordance with and subject to the applicable provisions of the Plan.

(b)

If certificates shall have been issued as permitted in Section 4(a) above, certificates representing Shares that shall vest pursuant to this Agreement shall be delivered to the Grantee upon request following the date on which the vesting has been determined.

(c)

If certificates shall have been issued as permitted in Section 4(a) above, certificates representing Shares that vest upon the Grantee’s death shall be delivered to the executors or administrators of the Grantee’s estate as soon as practicable following the receipt of proof of the Grantee’s death satisfactory to the Company.

(d)

Any certificate representing Shares shall bear (and confirmation and account statements sent to the Grantee with respect to book-entry Shares may bear) a legend in substantially the following form or substance:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITES ACT OF 1933 AND UNDER APPLICABLE BLUE SKY LAW OR UNLESS SUCH SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION THEREUNDER.

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE CHEFS’ WAREHOUSE, INC. 2011 OMNIBUS EQUITY INCENTIVE PLAN (THE “PLAN”) AND THE PERFORMANCE RESTRICTED SHARE AWARD AGREEMENT (THE “AGREEMENT”) BETWEEN THE OWNER OF THE RESTRICTED SHARES REPRESENTED HEREBY AND THE CHEFS’ WAREHOUSE, INC. (THE “COMPANY”). THE RELEASE OF SUCH SHARES FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN AND THE AGREEMENT AND ALL OTHER APPLICABLE POLICIES AND PROCEDURES OF THE COMPANY, COPIES OF WHICH ARE ON FILE AT THE COMPANY.

5.

Effect of Lapse of Restrictions. To the extent that any Performance Shares vest hereunder, the Grantee may receive, hold, sell or otherwise dispose of such Performance Shares free and clear of the restrictions imposed under the Plan and this Agreement upon compliance with applicable legal requirements.

6.

No Right to Continued Employment. This Agreement shall not be construed as giving the Grantee the right to be retained in the employ of the Company, and subject to any other written contractual arrangement between the Company and the Grantee, the Company may at any time dismiss the Grantee from employment, free from any liability or any claim under the Plan.

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7.

Adjustments. The Committee may make equitable and proportionate adjustments in the terms and conditions of, and the criteria (including any performance criteria set forth on Exhibit A) included in, this Award in recognition of unusual or nonrecurring events (and shall make adjustments for the events described in Section 4.2 of the Plan) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles in accordance with the Plan whenever the Committee determines that such events affect the Shares. Any such adjustments shall be effected in a manner that precludes the material enlargement of rights and benefits under this Award.

8.

Amendment to Award. Subject to the restrictions contained in the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate the Award, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of the Grantee or any holder or beneficiary of the Award shall not to that extent be effective without the consent of the Grantee, holder or beneficiary affected.

9.

Withholding of Taxes. If the Grantee makes an election under Section 83(b) of the Code with respect to the Award, the Award made pursuant to this Agreement shall be conditioned upon the prompt payment to the Company of any applicable withholding obligations or withholding taxes by the Grantee (“Withholding Taxes”). Failure by the Grantee to pay such Withholding Taxes will render this Agreement and the Award granted hereunder null and void ab initio and the Shares granted hereunder will be immediately cancelled. If the Grantee does not make an election under Section 83(b) of the Code with respect to the Award, upon the vesting of any Shares hereunder (or property distributed with respect thereto), the Company may satisfy the required Withholding Taxes as set forth by Internal Revenue Service guidelines for the employer’s minimum statutory withholding with respect to the Grantee and issue vested shares to the Grantee without restriction. The Company may satisfy the required Withholding Taxes by withholding from the Shares included in the Award that number of whole shares necessary to satisfy such taxes as of the date the restrictions lapse with respect to such Shares based on the Fair Market Value of the Shares, or by requiring the Grantee to remit to the Company the proper Withholding Taxes in cash.

10.

Plan Governs. The Grantee hereby acknowledges receipt of a copy of (or electronic link to) the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

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11.

Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.

12.

Notices. All notices required to be given under this Award shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To the Company:	The Chefs’ Warehouse, Inc. 100 East Ridge Road Ridgefield, Connecticut 06877 Attn: Corporate Secretary

To the Grantee:	The address then maintained with respect to the Grantee in the Company’s records.

13.

Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

14.

Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors.

15.

Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

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IN WITNESS WHEREOF, the parties have caused this Restricted Share Award Agreement to be duly executed effective as of the day and year first above written.

THE CHEFS’ WAREHOUSE, INC.

By:

GRANTEE:

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EXHIBIT A

Performance Criteria

Except as otherwise provided in this Agreement, provided that the Company’s audited fully diluted earnings per share (the “EPS”) for the Performance Period meets or exceeds the applicable threshold amounts, and subject to all the other terms and conditions of this Agreement, the restrictions with respect to the Shares shall lapse and such Shares shall vest over a range of between 50% - 150% of the Target Performance Shares in accordance with the following schedule:

EPS Thresholds	Percent of Target Shares

$___ or less	0%
$___ to $___	50%
$___ to $___	75%
$___ to $___	100%
$___ to $___	125%
$ ___ or more	150%

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